Exhibit 10.1

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 04/30/1997 971140786 – 2744833

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP

OF

AAPOP 2, L.P.

Adopted in accordance with the provisions of Section 17-210
of the Delaware Revised Uniform Limited Partnership Act

     WE, the general partners and the limited partner of AAPOP 2, L.P. (the ‘‘Partnership’’), a limited partnership existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the name of the Partnership is AAPOP 2, L.P.

     SECOND: That the original certificate of limited partnership of the Partnership was filed on April 25, 1997.

     THIRD: That the certificate of limited partnership of the Partnership has been amended and restated in its entirety as follows:

     1.   Name. The name of the limited partnership shall be AAPOP 2, L.P.

     2.   Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     3.   Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     4.   Partners. AAP Sub Three, Inc., a Delaware corporation (‘‘Sub Three’’), shall be a general partner of the Partnership. AAPOP Umbrella, L.P., a Delaware limited partnership (‘‘AAPOP Umbrella’’), shall be both a general partner and the limited partner of the Partnership (Sub Three and Umbrella together, the ‘‘Partners’’). The names and the business, residence or mailing addresses of the Partners are as follows:

General Partner AAP Sub Three, Inc. c/o Lazard Frères Real Estate Investors LLC 30 Rockefeller Plaza, 63rd Floor New York, NY 10020 Attention: Robert P. Freeman Murry N. Gunty

General Partner and Limited Partner AAPOP Umbrella, L.P. c/o Lazard Frères Real Estate Investors LLC 30 Rockefeller Plaza, 63rd Floor New York, NY 10020 Attention: Robert P. Freeman Murry N. Gunty

     5.   Term. The Partnership shall dissolve, and its affairs shall be wound up, upon the cancellation of this Amended and Restated Certificate of Limited Partnership.

     FOURTH: That this Amended and Restated Certificate of Limited Partnership has been duly executed and is being filed in accordance with Section 17-210 of the Delaware Revised Uniform Limited Partnership Act.

2

     IN WITNESS WHEREOF, we have signed this Amended and Restated Certificate of Limited Partnership on this 30th of April, 1997.

GENERAL PARTNER:

AAP SUB THREE, INC.,
a Delaware corporation

By: /s/ Murry N. Gunty

Name: Murry N. Gunty
Title: Vice President

GENERAL PARTNER AND LIMITED PARTNER:

AAPOP UMBRELLA, L.P.,
a Delaware limited partnership

By: /s/ Murry N. Gunty

Name: Murry N. Gunty
Title: Vice President of General Partner
ATLANTIC AMERICAN PROPERTIES TRUST,
a Maryland real estate investment trust

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 08/26/1998 981335726 – 2744833

 CERTIFICATE TO RESTORE TO GOOD STANDING

A DELAWARE LIMITED PARTNERSHIP

PURSUANT TO TITLE 6, SEC. 17-1109

1.	Name of Limited Partnership: AAPOP 2, L.P.

2.	Date of filing with Delaware Secretary of State: April 25, 1997.

AAP Sub Three, Inc., General Partner of the above named limited partnership does hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

AAP Sub Three. Inc. does hereby request this limited partnership be restored to Good Standing.

AAPOP 2. L.P., a Delaware limited partnership

By its General Partner:

By: AAP Sub Three, Inc., its General Partner

By: /s/ Joseph G. Nahas, Jr.

Name : Joseph G. Nahas, Jr.
Title : Vice President – Investments

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/07/1999 991006011 – 2744833

STATE OF DELAWARE
AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
AAPOP 2, L.P.

The undersigned, desiring to amend the Amended and Restated Certificate of Limited Partnership of AAPOP 2, L.P. pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is AAPOP 2, L.P.

SECOND: Article 2 and Article 3 of the Amended and Restated Certificate of Limited Partnership shall be amended as follows:

2.	The registered office of the partnership is 1201 Market Street, Suite 1600, Wilmington, DE 19801.

3.	The registered agent of the partnership is PHS Corporate Services, Inc.

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on the 9th day of December, 1998.

AAPOP 2, L.P.
By: AAP Sub Three, Inc.

By: /s/ Gerard H. Sweeney

Gerard H. Sweeney, President & CEO

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 01:15 PM 06/28/2000 001329816 – 2744833

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
AAPOP 2, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of AAPOP 2, L.P. (the ‘‘Limited Partnership’’), pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, to reflect the withdrawal of AAPOP Sub Three, Inc. as general partner and AAPOP Umbrella, L.P. as general and limited partner and the admission of new general partners, does hereby certify as follows:

FIRST: The name of the Limited Partnership is AAPOP 2, L.P.

SECOND: Article 4 Partners of the Certificate of Limited Partnership shall be amended to read in its entirety as follows:

4.	Brandywine Witmer, L.L.C. a Pennsylvania limited liability company and Witmer Operating Partnership I, L.P., a Delaware limited partnership (together, the ‘‘Partners’’) shall be the general partners of the Limited Partnership. The names and the business addresses of the Partners are as follows:

Brandywine Witmer, L.L.C. 14 Campus Boulevard, Ste. 100 Newtown Square, PA 19073

Witmer Operating Partnership I, L.P. 14 Campus Boulevard, Ste. 100 Newtown Square, PA 19073

SIGNATURES ON NEXT PAGE

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment of Limited Partnership on the 29th day of June, 2000.

Brandywine Witmer, L.L.C.

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney, Sr., President & CEO

Witmer Operating Partnership I, L.P.
By:	Brandywine Witmer, L.L.C., general partner

By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney, Sr., President & CEO